NEWS

FOR IMMEDIATE RELEASE	CONTACTS
November 8, 2012	Richard Eisenberg
(Investor Inquiries)

Chris Bohanon
(Media Inquiries)

202-872-7700

Farmer Mac Achieves Record Core Earnings for
Third Quarter 2012
Washington, DC - The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today announced that it achieved record core earnings and program volume for the quarter ended September 30, 2012. Core earnings, a non-GAAP measure, was $13.4 million ($1.22 per diluted common share) for third quarter 2012, up from $11.2 million ($1.04 per diluted common share) for third quarter 2011. Core earnings for third quarter 2012 benefited from higher net effective spread of $27.3 million, compared to $22.8 million in third quarter 2011. This higher net effective spread was partially offset by net provisions to the allowance for losses of $0.1 million, compared to net releases of $0.8 million for the prior year's third quarter.
Farmer Mac had GAAP net income attributable to common stockholders for third quarter 2012 of $16.4 million ($1.49 per diluted common share), compared to net loss of $23.0 million ($2.22 per diluted common share) for the same period in 2011. The increase in Farmer Mac's GAAP net income compared to the previous quarter was almost entirely attributable to the effects of fair value changes on financial derivatives.
Farmer Mac President and Chief Executive Officer Timothy Buzby stated, “We are pleased to report all-time highs this quarter for core earnings and outstanding program volume. New business from all of our product lines raised the aggregate outstanding program volume to $12.5 billion. Portfolio credit quality also remained high with 90-day delinquencies down in both dollar and percentage terms. The recent drought has not negatively affected the credit quality of Farmer Mac's portfolio, and we believe that we are well-positioned to handle any future stress in the agricultural economy. "
Business Results
     For third quarter 2012, Farmer Mac's net effective interest spread was $27.3 million (95 basis points), compared to $22.8 million (93 basis points) for third quarter 2011. This higher net effective spread was driven by increased levels of interest earning assets held on balance sheet combined with the retirement of long-term callable debt and the simultaneous refinancing at lower rates.
Farmer Mac's guarantee and commitment fees, which compensate Farmer Mac for assuming the credit risk on loans underlying Farmer Mac Guaranteed Securities and long-term standby purchase commitments (LTSPCs) were $6.4 million for third quarter 2012, compared to $6.1 million for third quarter 2011.

Program Activity
During third quarter 2012, Farmer Mac added $841.5 million of new program volume from a broad range of sources. Specifically, Farmer Mac:

•	purchased $132.9 million of newly originated Farmer Mac I eligible loans;

•	added $115.8 million of Farmer Mac I eligible loans under LTSPCs;

•	purchased $201.0 million of Farmer Mac I AgVantage securities;

•	purchased $26.8 million of loans under the Rural Utilities program;

•	purchased $250.0 million of Rural Utilities AgVantage securities; and

•	purchased $115.0 million of Farmer Mac II USDA-guaranteed portions.
Farmer Mac's outstanding program volume was $12.5 billion as of September 30, 2012, an increase of $554.8 million from December 31, 2011, as new volume exceeded maturities and principal paydowns on existing program assets. Demand has recently increased for Farmer Mac's longer-term, fixed-rate loan products in the agricultural segment of its portfolio. Farmer Mac believes that the trend toward longer-term mortgage financing by farmland owners will continue and that demand for Farmer Mac's secondary market tools will also increase as rural lenders make more loans and adapt to the changing regulatory environment, which could require more liquidity and capital.
 Credit Quality
In the Farmer Mac I agricultural portfolio, 90-day delinquencies declined to $40.8 million (0.93 percent of the non-AgVantage Farmer Mac I portfolio) as of September 30, 2012, from $47.0 million (1.07 percent) as of June 30, 2012 and $44.8 million (1.02 percent) as of September 30, 2011. The decrease in delinquencies compared to second quarter 2012 is notable because Farmer Mac's 90-day delinquencies are usually higher, both in dollars and as a percentage of the outstanding portfolio, at the end of the first and third quarters of each year corresponding to the annual (January 1st) and semi-annual (January 1st and July 1st) payment characteristics of most Farmer Mac I loans. Farmer Mac recorded net provisions of $0.1 million to the allowance for losses during the three months ended September 30, 2012, compared to net releases of $0.8 million for the same period in 2011.

When analyzing the overall risk profile of its program business, Farmer Mac takes into account more than the Farmer Mac I agricultural loan delinquency percentages provided above. The total program business also includes AgVantage securities and rural utilities loans, neither of which have any delinquencies, and the USDA Guaranteed Securities and USDA-guaranteed portions of loans underlying Farmer Mac II Guaranteed Securities, which are backed by the full faith and credit of the United States. Across Farmer Mac's entire program business, 90-day delinquencies represented 0.33 percent of total program business as of September 30, 2012, compared to 0.38 percent as of June 30, 2012 and 0.38 percent as of September 30, 2011.
The agricultural sector remained profitable across a variety of industries through the first nine months of 2012, but the summer drought across the Midwest and Great Plains generated concerns about the grain crop. The drought has had no measurable impact on the credit quality of Farmer Mac's portfolio as of the end of third quarter 2012. In general, Farmer Mac does not expect the drought to have a significant negative effect on grain producers. However, increased grain prices resulting from reduced supply may adversely affect the profitability of producers in many industries that use feed grains as an input, including livestock, dairy, and ethanol producers. Farmer Mac believes that it generally remains well collateralized on its exposures in drought areas.

Capital and Liquidity
Farmer Mac is required to hold capital at the higher of its statutory minimum capital requirement and the amount required by the risk-based capital stress test prescribed by Farm Credit Administration (FCA) regulations. As of September 30, 2012, Farmer Mac's core capital totaled $508.5 million and exceeded its statutory minimum capital requirement of $368.4 million by $140.1 million. As of September 30, 2012, Farmer Mac's risk-based capital stress test generated a risk-based capital requirement of $42.0 million.  Farmer Mac's regulatory capital of $526.3 million exceeded that amount by approximately $484.3 million.
As prescribed by FCA regulations, Farmer Mac is required to maintain a minimum of 60 days of liquidity. As of September 30, 2012, Farmer Mac had 128 days of liquidity, as calculated in accordance with FCA regulations.
Reconciliation of Core and GAAP Earnings
Farmer Mac uses core earnings, a non-GAAP financial measure, to measure corporate economic performance and develop financial plans because, in management's view, core earnings is a useful alternative measure in understanding Farmer Mac's economic performance, transaction economics and business trends. Core earnings differs from GAAP net income by excluding the effects of fair value accounting guidance. Core earnings also differs from GAAP net income by excluding specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of the Corporation's core business. This non-GAAP financial measure may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

A reconciliation of Farmer Mac's GAAP net income/(loss) attributable to common stockholders to core earnings is presented in the following table.

Reconciliation of GAAP Net Income/(Loss) Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	September 30, 2012	September 30, 2011
	(in thousands, except per share amounts)
GAAP net income/(loss) attributable to common stockholders	$16,381	$(23,032)
Less the after-tax effects of:
Unrealized gains/(losses) on financial derivatives and hedging activities	3,456	(35,857)
Unrealized losses on trading assets	(286)	(2,361)
Amortization of premiums and deferred gains on assets consolidated at fair value	(873)	(1,154)
Net effects of settlements on agency forward contracts	699	(1,291)
Lower of cost or fair value adjustment on loans held for sale	—	6,403
Sub-total	2,996	(34,260)
Core earnings	$13,385	$11,228

Core earnings per share:
Basic	$1.28	$1.08
Diluted	1.22	1.04

	For the Nine Months Ended
	September 30, 2012	September 30, 2011
	(in thousands, except per share amounts)
GAAP net income attributable to common stockholders	$34,293	$461
Less the after-tax effects of:
Unrealized losses on financial derivatives and hedging activities	(394)	(31,316)
Unrealized losses on trading assets	(1,578)	(230)
Amortization of premiums and deferred gains on assets consolidated at fair value	(2,732)	(1,817)
Net effects of settlements on agency forward contracts	958	(2,283)
Lower of cost or fair value adjustment on loans held for sale	—	5,776
Sub-total	(3,746)	(29,870)
Core earnings	$38,039	$30,331

Core earnings per share:
Basic	$3.64	$2.94
Diluted	3.47	2.83
More complete information on Farmer Mac's performance for third quarter 2012 is set forth in the Form 10-Q filed by Farmer Mac earlier today with the Securities and Exchange Commission (SEC).

Forward-Looking Statements
In addition to historical information, this release includes forward-looking statements that reflect management's current expectations for Farmer Mac's future financial results, business prospects and business developments. Management's expectations for Farmer Mac's future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding: (1) the availability to Farmer Mac and Farmer Mac II LLC of debt financing and, if available, the reasonableness of rates and terms; (2) legislative or regulatory developments that could affect Farmer Mac, including but not limited to developments in relation to agricultural policies and programs contained in the 2008 Farm Bill, many of which expired this year; (3) fluctuations in the fair value of assets held by Farmer Mac and Farmer Mac II LLC; (4) the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans, including lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (5) the general rate of growth in agricultural mortgage and rural utilities indebtedness; (6) the impact of economic conditions, including the effects of drought and other weather-related conditions and fluctuations in agricultural real estate values, on agricultural mortgage lending and borrower repayment capacity; (7) developments in the financial markets, including possible investor, analyst and rating agency reactions to events involving GSEs, including Farmer Mac; (8) financial market volatility, including the future level and direction of interest rates; and (9) volatility in commodity prices and/or export demand for U.S. agricultural products. Other risk factors are discussed in Farmer Mac's Annual Report on Form 10‑K for the year ended December 31, 2011, as filed with the SEC on March 15, 2012, and in Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as filed with the SEC earlier today. In light of these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release.  The forward-looking statements contained in this release represent management's expectations as of the date of this release.

Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC.
Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to help increase the availability of credit in rural America through the operation of a secondary market for eligible loans to agricultural and rural borrowers. Farmer Mac's Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively. Additional information about Farmer Mac (as well as the Annual Report on Form 10-K and Quarterly Report on Form 10-Q referenced above) is available on Farmer Mac's website at www.farmermac.com. Farmer Mac II LLC is a subsidiary of Farmer Mac that operates the Farmer Mac II business of purchasing and holding USDA-guaranteed loans. Additional information about Farmer Mac II LLC is available on its website at www.farmermac2.com.
The conference call to discuss Farmer Mac's third quarter 2012 financial results and the Corporation's Form 10-Q for third quarter 2012 will be webcast on Farmer Mac's website beginning at 11:00 a.m. eastern time on Friday, November 9, 2012. An audio recording of that call will be available on Farmer Mac's website for two weeks after the call is concluded.

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FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2012	December 31, 2011
	(in thousands)
Cash and cash equivalents	$870,040	$817,046
Investment securities	2,636,328	2,184,490
Farmer Mac Guaranteed Securities	4,648,507	4,289,272
USDA Guaranteed Securities	1,590,628	1,491,905
Loans:
Loans	1,990,278	1,782,758
Loans held in consolidated trusts	568,307	1,121,559
Allowance for loan losses	(9,050)	(10,161)
Total loans, net of allowance	2,549,535	2,894,156
Other assets	207,443	206,639
Total Assets	$12,502,481	$11,883,508
Notes Payable:
Due within one year	$6,775,226	$6,087,879
Due after one year	4,700,680	4,104,882
Total notes payable	11,475,906	10,192,761
Debt securities of consolidated trusts held by third parties	163,909	701,583
Reserve for losses	8,736	7,355
Other liabilities	253,617	427,276
Total Liabilities	11,902,168	11,328,975
Preferred stock	57,578	57,578
Common stock	10,496	10,357
Additional paid-in capital	104,869	102,821
Accumulated other comprehensive income	91,805	79,370
Retained earnings	93,712	62,554
Non-controlling interest - preferred stock	241,853	241,853
Total Equity	600,313	554,533
Total Liabilities and Equity	$12,502,481	$11,883,508

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(in thousands, except per share amounts)
Interest income:
Net interest income	$30,362	$31,709	$99,187	$87,940
(Provision for)/release of loan losses	(137)	349	663	(1,092)
Net interest income after (provision for)/release of loan losses	30,225	32,058	99,850	86,848
Non-interest income/(loss):
Guarantee and commitment fees	6,401	6,148	18,395	18,855
Gains/(losses) on financial derivatives and hedging activities	1,558	(68,567)	(23,334)	(82,368)
Losses on trading assets	(441)	(3,633)	(2,428)	(354)
Gains on sale of available-for-sale investment securities	—	74	28	269
(Losses)/gains on sale of real estate owned	(13)	(4)	249	720
Lower of cost or fair value adjustment on loans held for sale	—	9,851	—	8,887
Other income	959	726	2,451	5,748
Non-interest income/(loss)	8,464	(55,405)	(4,639)	(48,243)
Non-interest expense:
Compensation and employee benefits	4,375	4,805	13,434	13,968
General and administrative	2,788	2,505	8,210	7,417
(Release of)/provision for losses	(43)	(452)	1,381	(3,321)
Other non-interest expense	628	692	1,774	3,355
Non-interest expense	7,748	7,550	24,799	21,419
Income/(loss) before income taxes	30,941	(30,897)	70,412	17,186
Income tax expense/(benefit)	8,294	(14,131)	17,319	(2,075)
Net income/(loss)	22,647	(16,766)	53,093	19,261
Less: Net income attributable to non-controlling interest - preferred stock dividends	(5,547)	(5,547)	(16,641)	(16,641)
Net income/(loss) attributable to Farmer Mac	17,100	(22,313)	36,452	2,620
Preferred stock dividends	(719)	(719)	(2,159)	(2,159)
Net income/(loss) attributable to common stockholders	$16,381	$(23,032)	$34,293	$461

Earnings/(loss) per common share and dividends:
Basic earnings/(loss) per common share	$1.56	$(2.22)	$3.28	$0.04
Diluted earnings/(loss) per common share	$1.49	$(2.22)	$3.12	$0.04
Common stock dividends per common share	$0.10	$0.05	$0.30	$0.15

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